UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2020

Foot Locker, Inc.

(Exact name of registrant as specified in charter)

New York	1-10299	13-3513936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West 34th Street, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 720-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Foot Locker, Inc. (the “Company”), in connection with certain organizational changes, the position of Executive Vice President and Chief Executive Officer—North America, as previously held by Stephen D. “Jake” Jacobs, previously a named executive officer, was eliminated, and Mr. Jacobs ceased to serve in this position effective July 22, 2020, and retired from the Company effective August 31, 2020 (the “Termination Date”). On September 1, 2020, the Company and Mr. Jacobs entered into a letter agreement (the “Agreement”) regarding the termination of his employment and retirement from the Company effective on the Termination Date. A copy of the Agreement is filed as Exhibit 99.1, and the following summary of the terms of the Agreement is qualified in its entirety by reference to the Agreement.

The Agreement provides for:

●	a severance payment of $1,312,500 to Mr. Jacobs, which reflects the amount of severance provided for under his employment agreement;

●	a non-competition and non-solicitation period of two years following the Termination Date, and monthly payments of $18,229.16 during such period as additional consideration for such obligation;

●	estimated payments under the Company’s Supplemental Executive Retirement Plan totaling $1,414,119; and

●	a General Release from Mr. Jacobs to the Company.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Agreement with Stephen D. “Jake” Jacobs, dated September 1, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.

Date: September 4, 2020	By:	/s/ Sheilagh M. Clarke
Name: Sheilagh M. Clarke Title: Senior Vice President, General Counsel and Secretary